UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 8, 2005

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)
of incorporation)

2140 Lake Park Blvd.
Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

     On July 8, 2005, Lennox International Inc. (the “Company”) entered into a $400 million Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., as syndication agent, Banc of America Securities LLC and J.P. Morgan Securities, Inc., as Joint Lead Arrangers, and the other Lenders party thereto. The Credit Agreement replaces the Company’s previous credit agreement, the Amended and Restated Credit Agreement, dated as of September 11, 2003, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein.

     The Credit Agreement matures on July 8, 2010 and is a $400 million revolving credit facility. The revolving credit facility includes a subfacility for swingline loans of up to $30 million and provides for the issuance of letters of credit. The revolving loans bear interest at either (i) the LIBOR rate plus a margin not to exceed 1.2% that is based on the Company’s Debt to Adjusted EBITDA Ratio (as defined in the Credit Agreement) or (ii) the higher of (a) the Federal Funds Rate plus 0.50% or (b) the prime rate set by Bank of America, N.A. The Company may prepay the revolving loans at any time without premium or penalty, other than customary breakage costs in the case of LIBOR loans.

     The Company will pay a facility fee in the range of 0.15% to 0.30% based on the Company’s Debt to Adjusted EBITDA Ratio. The Company will also pay a letter of credit fee, which includes a participation fee based on the Debt to Adjusted EBITDA Ratio and a fronting fee of 0.125% on the drawn amounts of any issued letter of credit.

     The Credit Agreement contains financial covenants relating to leverage, interest coverage and net worth. Other covenants contained in the facility restrict, among other things, mergers, asset dispositions, guarantees, debt, liens, acquisitions, affiliate transactions and the Company’s ability to make restricted payments.

     The Credit Agreement contains customary events of default. If any event of default occurs and is continuing, the Administrative Agent may terminate the Company’s right to borrow under the Credit Agreement and accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable and the lenders’ commitments will automatically terminate).

     Pursuant to a Second Amended and Restated Pledge Agreement (the “Pledge Agreement”) between the Company and Bank of America, N.A., as collateral agent, the Company’s obligations under the Credit Agreement are secured by a pledge of the Company’s equity interests in Armstrong Air Conditioning Inc., Excel Comfort Systems Inc., Lennox Industries Inc., Lennox Global Inc. and Service Experts Inc. These subsidiaries have guaranteed the Company’s obligations under the Credit Agreement.

     A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and a copy of the Pledge Agreement is filed as Exhibit 10.2 hereto. The foregoing descriptions of the Credit Agreement and the Pledge Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Credit Agreement and the Pledge Agreement, as applicable, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Second Amended and Restated Credit Agreement, dated July 8, 2005, among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Banc of America Securities LLC and J.P. Morgan Securities, Inc., as Joint Lead Arrangers, and the other Lenders party thereto.

10.2	Second Amended and Restated Pledge Agreement, dated July 8, 2005, between the Company and Bank of America, N.A., as collateral agent for itself and other creditors of the Company.

99.1	Press release dated July 11, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: July 12, 2005	By:	/s/ Kenneth C. Fernandez

Name: Kenneth C. Fernandez
Title: Associate General Counsel

EXHIBIT
NUMBER	DESCRIPTION
10.1	Second Amended and Restated Credit Agreement, dated July 8, 2005, among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Banc of America Securities LLC and J.P. Morgan Securities, Inc., as Joint Lead Arrangers, and the other Lenders party thereto.

10.2	Second Amended and Restated Pledge Agreement, dated July 8, 2005, between the Company and Bank of America, N.A., as collateral agent for itself and other creditors of the Company.

99.1	Press release dated July 11, 2005.

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